                                                                    EXHIBIT 1



                            JOINT FILING AGREEMENT
                            ----------------------

        Each of the undersigned agrees that the Amendment to the Statement on
Schedule 13D relating to shares of stock of Newberry Bancorp, Inc. to which this Agreement is attached is being filed on behalf of each of the undersigned.

This Agreement may be executed in counterparts.

Dated: June 14, 1995

                                          KEITH E. BRENNER
                                          -------------------------------------
                                          Keith E. Brenner, for himself and as
                                          legal guardian of Scott E. Brenner and
                                          Kelly L. Brenner

                                          KEITH E. BRENNER
                                          -------------------------------------
                                          Copytime Communications, Ltd.
                                          Keith E. Brenner, President



                                    Page 9